AMR CORPORATION

                   (a Delaware corporation)
              13,000,000 Shares of Common Stock
                 (par value $1.00 per share)

                    UNDERWRITING AGREEMENT

                   Dated: November 17, 2005






Table of Contents                                              Page

SECTION 1.    REPRESENTATIONS AND WARRANTIES                      2
   (a)  Representations and Warranties by the Company             2
        (i)      Form S-3 Eligibility                             2
        (ii)     Effective Registration Statement                 2
        (iii)    Incorporated Documents                           3
        (iv)     Independent Accountants                          3
        (v)      Financial Statements                             3
        (vi)     No Material Adverse Change in Business           3
        (vii)    Good Standing of the Company                     3
        (viii)   Good Standing of Subsidiaries                    4
        (ix)     Capitalization                                   4
        (x)      Authorization of this Agreement                  5
        (xi)     Authorization and Description of Common Stock    5
        (xii)    Absence of Defaults and Conflicts                5
        (xiii)   Absence of Labor Dispute                         5
        (xiv)    Absence of Further Requirements                  6
        (xv)     Investment Company Act                           6
        (xvi)    Environmental Laws                               6
        (xvii)   ERISA                                            7
        (xviii)  Insurance                                        7
        (xix)    Taxes                                            7
        (xx)     Internal Controls                                7
        (xxi)    Disclosure Controls and Procedures               8
        (xxii)   No Unlawful Payments                             8
        (xxiii)  No Brokerage Commission; Finder's Fee            8
        (xxiv)   Dividend Payments                                8
        (xxv)    Reporting Company                                8
        (xxvi)   Air Carrier Certification                        9
        (xxvii)  Possession of Licenses and Permits               9

   (b)  Officer's Certificates                                    9

SECTION 2.    SALE AND DELIVERY TO UNDERWRITER; CLOSING           9

   (a)  Sale of Firm Shares                                       9
   (b)  Option Shares                                             9
   (c)  Payment of Purchase Price                                10
   (d)  Denominations; Delivery of Shares                        10

SECTION 3.     COVENANTS OF THE COMPANY                          10

SECTION 4.     PAYMENT OF EXPENSES                               13

   (a)  Expenses                                                 13
   (b)  Termination of Agreement                                 13

SECTION 5.     CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS       13

   (a)  Opinions of Counsel for the Company                      13
   (b)  Opinion of Counsel for the Underwriter                   13
   (c)  Officers' Certificate                                    14
   (d)  Accountant's Comfort Letter                              14
   (e)  No Stop Order                                            14
   (f)  Conditions to Purchase of Option Shares                  14
        (i)  Officers' Certificate                               14
        (ii)     Opinions of Counsel for the Company             15
        (iii)    Opinion of Counsel for the Underwriter          15
        (iv)     Bring-down Comfort Letter                       15
   (g)  Additional Documents                                     15
   (h)  Termination of Agreement                                 15

SECTION 6.    ACKNOWLEDGEMENTS                                   15

SECTION 7.    INDEMNIFICATION AND CONTRIBUTION                   16

SECTION 8.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
              SURVIVE DELIVERY                                   19

SECTION 9.    TERMINATION OF AGREEMENT.                          19

   (a)  Termination; General                                     19
   (b)  Liabilities                                              20

SECTION 10.   NOTICES                                            20

SECTION 11.   [RESERVED]                                         20

SECTION 12.   PARTIES                                            20

SECTION 13.   NO FIDUCIARY DUTY                                  20

SECTION 14.   GOVERNING LAW AND TIME                             21

SECTION 15.   EFFECT OF HEADINGS                                 21

SECTION 16.   COUNTERPARTS                                       21



EXHIBITS

Exhibit A     Form of Opinion of Gary F. Kennedy, Senior Vice
              President and General Counsel of the Company, to be Delivered Pursuant to Section 5(a)

Exhibit B     Form of Opinion of Debevoise & Plimpton LLP,
              Counsel for the Company, to be Delivered Pursuant to
              Section 5(a)








                     AMR CORPORATION

             13,000,000 Shares Common Stock

               (par value $1.00 per share)

                 UNDERWRITING AGREEMENT

                                                November 17, 2005

UBS Securities LLC
299 Park Avenue
New York, NY  10171


Ladies and Gentlemen:

   AMR Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Underwriter") an aggregate of 13,000,000 shares (the "Firm Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company and, at the election of the Underwriter, up to 1,950,000 additional shares (the "Option Shares") of Common Stock (the Firm Shares and the Option Shares that the Underwriter elects to purchase pursuant to Section 2(b) hereof being collectively called the "Shares").

   The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the "Commission") a registration statement (File Nos. 333-110760 and 333-110760-
01) (including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to the Company's debt securities, common stock (includ-ing the Shares) and other securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with offerings of such debt securities, common stock and other securities. As provided in Section 3(a), a prospectus supplement describing the terms of the Shares and reflecting the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to offerings of debt securities, common stock and other securities by the Company under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company or American Airlines, Inc. ("American") with the Commission pur-suant to the Securities Exchange Act of 1934, as amended
(the "Exchange Act") that are incorporated by reference therein. The term "preliminary prospectus" means any preliminary prospectus supplement specifically relating to the Shares, together with the basic prospectus and includ-ing the documents filed by the Company or American with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of any such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

   All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Prospectus; and all references in this Agreement to amendments or supplements to the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, which is incorporated by reference in the Prospectus.

       SECTION 1.   Representations and Warranties.

   (a) Representations and Warranties by the Company.  The
Company represents and warrants to the Underwriter as of the date hereof, as follows:

       (i) Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the Securities Act.

       (ii) Effective Registration Statement. The Registration Statement has been declared effective by the Commission. On the effective date of the Registration Statement such Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration
Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Time, comply and will comply in all material respects with the requirements of the Securities
Act and the Securities Act Regulations, and (i) neither the Registration Statement nor any amendments thereof, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) neither the Prospectus nor any amendments thereof or supplements thereto, as of any such respective dates, and, if any Option Shares are purchased, at the Date of Delivery
(as described in Section 2(b) below), includes or will include an untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment thereof or supplement thereto by or on behalf of the Underwriter expressly for use in the Registration Statement or the Prospectus, or to statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

       (iii) Incorporated Documents. The Prospectus as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q filed with the Commission and each Current Report of the Company on Form 8-K filed (not fur-nished) with the Commission and such other reports as specifically incorporated by refer-ence in the Prospectus (the
"Incorporated Documents"). The Incorporated Documents filed on or before the date hereof are referred to herein as the "SEC Reports." The Incorporated Documents at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder
(the "Exchange Act Regulations").

       (iv) Independent Accountants. Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company that are incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations.

       (v) Financial Statements. The financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and incorporated by reference into the Prospectus, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the footnotes to such financial statements).
The supporting schedules included in the SEC Reports and incorporated by reference into the Prospectus present fairly in accordance with GAAP the information required to be stated therein.

       (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or the earnings, results of operations or general affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
(B) there have been no transactions entered into by the Company or any of its Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

       (vii) Good Standing of the Company. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the SEC Reports and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

       (viii) Good Standing of Subsidiaries. Each of American, American Beacon Advisors, Inc., AMR Eagle Holding
Corporation, American Eagle Airlines, Inc. and Executive Airlines, Inc. (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Reports and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;
except as otherwise disclosed in the SEC Reports, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for the security interest in all of the common stock of American granted by the Company pursuant to the Pledge Agreement dated as of December 17, 2004 from the Company to Citicorp USA, Inc., as collateral agent (the "Pledge Agreement")); none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. American and AMR Eagle Holding Corporation are the only "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

       (ix) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the SEC Reports (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, convertible securities, options or employee benefit plans referred to in the SEC Reports and/or referred to in clauses (B), (C), (D) or (E) of Section 3(i) hereof).
The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Other than as referred to in this subparagraph (ix) or as disclosed in the SEC Reports, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

       (x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

       (xi)  Authorization and Description of Common Stock.
The Common Stock conforms in all material respects to the description thereof contained in the Prospectus, and such description will conform in all material respects to the rights set forth in the instruments defining the same. The
Shares have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued and will be fully paid and non-assessable; no holder of the Shares will be subject to personal liability by reason of being such a holder; and such issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

       (xii) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated by this Agreement, and the compliance by the Company with its obligations hereunder and the terms hereof and thereof do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), or result in a violation of the provisions of the Certificate of Incorporation or By-Laws, as amended, or other constituting or organizational document of the Company or any of its Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, write or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations, except, in each case, for such conflicts, breaches, violations or defaults, that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

       (xiii) Absence of Labor Dispute. Other than as described in the SEC Reports, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent which the Company expects to have a Material Adverse Effect.

       (xiv) Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, for the valid authorization, issuance, sale and delivery of the Shares, or for the performance by the Company of its obligations hereunder, except such as have been already obtained and or as may be required under the Securities Act or the Securities Act Regulations or state securities laws in connection with the Registration Statement and the listing of the Shares on the New York Stock Exchange.

       (xv) Investment Company Act. Neither the Company nor any of its Subsidiaries is, nor upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

       (xvi) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of, and neither the Company nor any of its Subsidiaries has any liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company or any of its Subsidiaries, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

   In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (xvii) ERISA. Each of the Company and American is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which either the Company or American would have any liability; neither the Company nor American has incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which either the Company or American would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which the Company reasonably expects would cause the loss of such qualification.

       (xviii) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

       (xix) Taxes. The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except for such exceptions as would not individually or collectively have a Material Adverse Effect, and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have, a Material Adverse Effect.

       (xx) Internal Controls. The Company (A) makes and keeps accurate books and records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company, and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets,
(iii) access to its assets is permitted only in accordance with management's authorization and (iv) the recorded accountability for its assets is compared with existing assets at reasonable intervals. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weaknesses in its internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information. Since the date of the latest audited financial statements included in the Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

       (xxi) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

       (xxii) No Unlawful Payments. The Company has implemented compliance programs for purposes of (i) informing the appropriate officers and employees of the Company and its Subsidiaries of (A) the Company's policies against (1) the use of corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) violations of the Foreign Corrupt Practices Act of 1977, as amended and (4) making any bribes, rebates, payoffs, influence payments kickbacks or other unlawful payments and (ii) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company's policies referred to above and no such reports have been made.

       (xxiii) No Brokerage Commission; Finder's Fee. To the best of the Company's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

       (xxiv) Dividend Payments. Except as provided in the Pledge Agreement, neither American is nor AMR Eagle Holding Corporation is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on its respective capital stock or from repaying to the Company any loans or advances to it from the Company, except as would not have a Material Adverse Effect.

       (xxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

       (xxvi) Air Carrier Certification. American, a wholly owned subsidiary of the Company, (i) is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the Unites States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and (iii) is a "citizen of the United States" as defined in 49 U.S.C. 40102.

       (xxvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, necessary to conduct the business now operated by them as described in the SEC Reports, except for such failures to possess Licenses as would not individually or collectively have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

   (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby as of the date or dates indicated in such certificate.

       SECTION 2. Sale and Delivery to Underwriter; Closing.

   (a) Sale of Firm Shares. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase 13,000,000 Firm Shares from the Company at the price per share of $17.16.

   (b) Option Shares. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants a one-time option to the Underwriter to purchase up to an additional 1,950,000 Option Shares at the price per Share set forth in the paragraph above. The option hereby granted will expire 30 days after the date hereof and may be exercised solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares as may be modified by subsequent purchases and sales by the Underwriter upon written, including by email, notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares. Such time and date of delivery (the "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Underwriter and the Company. If the option is exercised as to all or any portion of the Option Shares, the Underwriter will purchase the entire aggregate principal amount of Option Shares then being purchased.

   (c) Payment of Purchase Price. Payment of the purchase price for and delivery of the Firm Shares shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (New York time) on the third business day after the date hereof, or at such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called the "Closing Time").

   In addition, in the event that the Underwriter has exercised its option to purchase all or any of the Option Shares, payment of the purchase price for and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on the Date of Delivery as specified in the written, including by email, notice from the Underwriter to the Company.

   Payment shall be made to the Company by wire or interbank transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriter of the Shares to be purchased by the Underwriter.

   (d) Denominations; Delivery of Shares. The Shares to be purchased by the Underwriter hereunder, in such authorized denominations and registered in such names as the Underwriter may request in writing upon at least at least one full business day prior to the Closing Time or the Date of Delivery, as the case may be, shall be delivered by or on behalf of the Company by book entry transfer through the facilities of The Depository Trust Company to the Underwriter, for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefore by wire or interbank transfer of immediately available funds to a bank account designated by the Company.

        SECTION 3. Covenants of the Company.  The Company
                   covenants with the Underwriter as follows:

   (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement with respect to the Shares that complies with the Securities Act and the Securities Act Regulations and which sets forth the name of the Underwriter and the number of Shares that the Underwriter has agreed to purchase, the price at which the Shares are to be purchased by the Underwriter from the Company, any initial public offering price, any selling concession and re-allowance, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus Supplement and the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriter as many copies of the Prospectus Supplement and the Prospectus as the Underwriter shall reasona-bly request.

   (b) During the period when a prospectus relating to the Shares is required to be delivered under the Securities
Act, the Company will promptly advise the Underwriter of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any pro-ceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

   (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph
(d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

   (d) At any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give the Under-writer notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish the Underwriter with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Underwriter shall reasonably object.

   (e) The Company has furnished or will, if requested, furnish to the Underwriter and its counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of any preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as the Underwriter may reasonably request.

   (f) The Company shall use its reasonable efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states in the United States as the Underwriter may reasonably designate and will maintain such qualification in effect as long as required in connection with the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

   (g) The Company will use the net proceeds received by it from the sale of the Shares in the manner to be indicated in the Prospectus Supplement under "Use of Proceeds."

   (h) The Company will use its reasonable efforts to cause the Shares to be listed on the New York Stock Exchange or listed on a "national securities exchange" registered under
Section 6 of the Exchange Act.

   (i) During a period of thirty (30) days from the date of the Prospectus Supplement, the Company will not, without the prior written consent of the Underwriter (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities converti-ble into or exchangeable or exercisable for or repayable with Common Stock, or file any regis-tration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415) or (ii) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic conse-quence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction de-scribed in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other se-curities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the Common Stock to be delivered upon conversion of the Company's 4.25% Senior Convertible Notes due 2023 or the Company's 4.50% Senior Convertible Notes due 2024, (C) the resale registration statement filed by the Company and American pursuant to the registration rights agreement relating to resales of the Company's 4.25% Senior Convertible Notes due 2023, (D) Common Stock (or options to purchase Common Stock) to be issued pursuant to the Corporation's 1988 Long Term Incentive Plan, as amended, the 1998 Long Term Incentive Plan, as amended, the 1994 Directors Stock Incentive Plan, as amended, the 1997 Pilot Stock Option Plan, the 2003 Employee Stock Incentive Plan or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Prospectus Supplement, and (E) up to 100,000 shares of the Common Stock to be issued to vendors, lessors, lenders and suppliers pursuant to concessionary agree-ments reached with them in the Spring of 2003.

   (j) The Company shall cooperate with the Underwriter and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company ("DTC").

   (k) The Company, during the period when a Prospectus relating to the Shares is required to be delivered, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act
Regulations.

       SECTION 4. Payment of Expenses.

   (a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Prospectus (including financial statements and any schedules or exhibits and any Incorporated Document), the Registration Statement and any amendments thereof or supplements thereto,
(ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Shares to the Underwriter and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of a single counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Shares, and (vii) the fees and expenses of any transfer agent or registrar for the Common Stock. It is understood, however, that except as provided in this Section and Section 7 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the securities by it, and any promotional expenses connected with any offers it may make.

   (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Underwriter incurred by it in connection with the offering contemplated by this Agreement.

       SECTION 5. Conditions of the Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

   (a) Opinions of Counsel for the Company. At the Closing Time, the Underwriter shall have received the opinion of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriter and dated as of the Closing Time, to the effect set forth in Exhibits A and B hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

   (b) Opinion of Counsel for the Underwriter. At the Closing Time, the Underwriter shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

   (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus Supplement (exclusive of any amendments or supplements thereto after the date the Prospectus Supplement is first delivered to the Underwriter), any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

   (d) Accountant's Comfort Letter. At or prior to the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in the form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' comfort letters to underwriters with respect to the financial statements and certain financial information contained, or incorporated by reference, in the Prospectus.

   (e) No Stop Order. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

   (f) Conditions to Purchase of Option Shares. In the event that the Underwriter exercises its option provided in
Section 2(b) hereof to purchase all or any portion of the Option Shares, the obligation of the Underwriter to purchase such Option Shares is subject to the accuracy as of each Date of Delivery of the representations and warranties of the Company contained in Section 1 or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and at the Date of Delivery, the Underwriter shall have received:

       (i) Officers' Certificate. A certificate, dated the Date of Delivery, of the President or Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
Section 5(c) hereof remains true and correct as of the Date of Delivery.

       (ii) Opinions of Counsel for the Company. The opinion of Gary F. Kennedy, Senior Vice President and General Counsel of the Company, and the opinion of Debevoise & Plimpton LLP, counsel for the Company, each in form and substance reasonably satisfactory to the Underwriter, each dated the Date of Delivery, relating to the Option Shares to be purchased on the Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(a) hereof.

       (iii) Opinion of Counsel for the Underwriter. The opinion of Shearman & Sterling LLP, counsel for the Underwriter, dated the Date of Delivery, relating to the Option Shares to be purchased on the Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

       (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Underwriter and dated the Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriter pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Date of Delivery.

   (g) Additional Documents. At the Closing Time and at the Date of Delivery, counsel for the Underwriter shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory to the Underwriter and counsel for the Underwriter.

   (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Shares, on a Date of Delivery which is after the Closing Time, the obligation of the Underwriter to purchase the relevant Option Shares on such Date of Delivery) may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

       SECTION 6. Acknowledgements.

   The Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Shares, acknowledges that (i) the Company has not authorized or taken, and will not take, any action that would permit a public offering of the Shares or the public distribution of the Prospectus or any other offering or publicity material relating to the Shares in any jurisdic-tion outside the United States; (ii) no prospectus will be published in relation to any Shares in any Member State of the European Economic Area that has implemented the Prospectus Direc-tive (each, a "Relevant Member State"); and
(iii) no prospectus in relation to any Shares will be approved by a competent authority in any Relevant Member State. For the purposes of the pre-ceding sentence, the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

       SECTION 7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each of its directors, and each person who controls the Underwriter within the meaning of either
   Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Shares or in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or made in the part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act of the Trustee on Form T-1, (ii) the foregoing indemnity agreement, with respect to any preliminary prospectus, shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Shares which are the subject thereof a copy of the Prospectus as amended or supplemented (exclusive of material incorporated by reference) at or prior to the written confirmation of the sale of such Shares in any case where such delivery is required by the Securities Act, and the untrue statement or omission of a material fact contained in any such preliminary prospectus was corrected in the Prospectus as amended or supplemented and the Company had previously furnished copies thereof to the Underwriter, and (iii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company, except to the extent that such consent is not required pursuant to Section 7(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

   (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who con-trols the Company, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 7(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

   (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 7 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

   (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 7, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (iii) of the proviso in Section 7(a) effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

   (e) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares pursuant to this Agreement (net of compensation paid to the Underwriter but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth on the cover of the Prospectus, bears to the aggregate initial public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

       SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriter.

       SECTION 9. Termination of Agreement.

   (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission or the New York Stock Exchange or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

   (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

       SECTION 10. Notices.  All notices and other
   communications    hereunder shall be in writing and effective
   only upon    receipt.  Notices to the Underwriter shall be
   directed to    them at: UBS Securities LLC, 299 Park Avenue,
   New York, NY 10171-0026, Attn: Syndicate Department; and notices to the Company shall be directed to them at P.O.
   Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, facsimile no. (817) 967-2199, attention of the Treasurer.

       SECTION 11. [RESERVED.]

       SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons referred to in
   Section 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Company and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

       SECTION 13. No Fiduciary Duty. The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, the Underwriter is not advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company on other matters). The
   Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that its and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the Company's securities and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or any of its subsidiaries with respect thereto.
   Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

       SECTION 14. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
   THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH
   HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

       SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

       SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.


   If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.



                              Very truly yours,


                              AMR CORPORATION


                              By:  /s/ James Beer
                                   Senior Vice President -
                                   Finance and Chief Financial Officer


CONFIRMED AND ACCEPTED, as of the date first above written:

UBS SECURITIES LLC

By:  /s/ Charles Otton
     Name:   Charles Otton
     Title:  Managing Director


By:  /s/ Kevin C. Cox
     Name:   Kevin C. Cox
     Title:  Managing Director







                                                             EXHIBIT A

            FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY,
                TO BE DELIVERED PURSUANT TO SECTION 5(a)

UBS Securities LLC
299 Park Avenue
New York, NY 10171

Re:  Issuance and Sale of AMR Corporation Common Stock

Ladies and Gentlemen:

   I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation (the "Company") and have acted as such in connection with: (a) the issuance and sale today by the Company of ________ shares (the "Shares"), of the Company's common stock, par value $1.00 per share, to you pursuant to the Underwriting Agreement, dated __________, 2005 (the "Underwriting Agreement"), among the Company and you; and (b) the preparation of (i) the Underwriting Agreement and (ii) the final Prospectus Supplement, dated __________, 2005 relating to the Shares (the "Prospectus Supplement"). I am delivering this letter to you pursuant to Section 5(a) of the Underwriting Agreement. Capitalized terms used herein without definition are used as defined in the Underwriting Agreement.

   In so acting, I or attorneys under my supervision have examined the Registration Statement, the Prospectus, the Underwriting Agreement and the Shares, and have also examined and relied upon the representations and warranties as to factual matters contained therein or made pursuant thereto and upon the originals, or copies certified or oth-erwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examination, I or such attorneys have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, and the conformity to authentic original documents of all documents submitted as copies.

   Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the following opinion:

   1. Each of the Company, American, AMR Eagle Holding Corporation, American Beacon Advisers, Inc., American Eagle Airlines, Inc. and Execu-tive Airlines, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located, and in each other state in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. American holds an air carrier op-erating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, and American is a "citizen of the United States" as defined in 49 U.S.C. Section 40102.

   2. The Company has the corporate power and authority under Delaware law to perform its obligations under the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, validly executed and delivered by the Company.

   3. No authorization, approval, consent, order or license of, or filing with, or the giving of notice to, any government, governmental instrumentality, regulatory body or authority or court is required to be made or obtained by the Company for the valid authorization, issuance, sale and delivery of the Shares, the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement, or the consummation by the Company or the transac-tions contemplated thereby, except those that have previously been obtained and are in full force and effect and except such as may be required under the securities or Blue Sky laws of the various states.

   4. The Registration Statement has become effective under the Securities Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration
Statement has been issued and no proceedings for that purpose have been instituted or threatened.

   5. The Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except in each case for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

   6. The Shares have been duly authorized by the Company and, when issued by the Company and delivered against payment therefor in accordance with the Underwriting
Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not, under the certificate of incorporation or by-laws of the Company, or any agreement binding on the Company, subject to preemptive or similar rights of any stockholder of the Company

   7. The issuance and sale today by the Company of the Shares to the Underwriter, the execution and delivery by the Company of the Underwriting Agreement, the consummation by the Company of the transactions therein contemplated in the manner therein contemplated and compliance by the Company with the terms thereof, do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under the Certificate of Incorporation or By-Laws, as amended, of the Company or any indenture or other agreement or instrument known to me to which the Company is a party or by which the Company or any of their respective properties or assets is bound or any law, rule, regulation, judgment, decree or order known to me to be applicable to the Company of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or any of their respec-tive properties or assets (except that I express no opinion as to the securities or Blue Sky laws of the various states, the Securities Act, the 1939 Act, or the rules and regulations thereunder).

   8. The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

   9. I have no reason to believe that the statements in the Registration Statement and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein (except that I express no opinion as to the matters addressed in the opinion set forth in paragraph 8 of the Debevoise Opinion (as defined below)). There are, to the best of my knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits to the Registration Statement, that are not so described or filed as required. As used in this opinion letter, the term "Debevoise Opinion" means the opinion of Debevoise &
Plimpton LLP, dated today and de-livered to you pursuant to the Underwriting Agreement.

   10. The routes presently operated by the Company are being operated pursuant to valid certificates or exemption orders issued by the Department of Transportation or its predecessor, the Civil Aeronautics Board, and no such cer-tificate or exemption order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation or its predecessor (other than proceedings for the renewal of temporary rights), which in my opinion might reasonably result in a final order impairing the validity of such certificates or exemption orders.

   11. The statements set forth in the Prospectus under the caption "Description of Capital Stock of AMR Corporation -
Common Stock," insofar as such statements purport to summarize certain terms of the Common Stock, fairly summarize such provisions in all material respects.

   12. Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except in each case for the financial statements and other financial or statistical data included or incorporated therein, as to which I express no opinion) appeared on its face, as of its respective filing date, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

   13. The Company is not, and after giving effect to the offering and sale of the Shares in the manner contemplated in the Underwriting Agreement and the Prospectus Supplement will not be, an "investment company" (as defined in the Investment Company Act of 1940, as amended).

   I express no opinion as to the laws of any jurisdiction other than the laws of the States of Texas and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, except that I express no opinion with respect to the antitrust, bankruptcy, environmental or tax laws of any jurisdiction.

   No facts have come to my attention which have caused me to believe (A) that the Registration Statement (except, in each case, for the financial statements, the related notes and schedules, and other financial or statistical information included or incorpo-rated by reference therein or omitted therefrom, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which I express no belief), as of the effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements, the related notes and schedules, and other financial or statistical information included or incorporated by reference therein or omitted therefrom, as to which I express no belief), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond those opinions expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify such opinions.

   The opinions expressed herein are solely for the benefit of the addressees of this opinion letter, and without my prior written consent may not be relied on in any other context, quoted in whole or in part or otherwise referred to in any legal opinion, docu-ment, or other report, or furnished to any other person or entity.

                                 Very truly yours,






                                                      EXHIBIT B

       FORM OF OPINION OF DEBEVOISE & PLIMPTON LLP
             SPECIAL COUNSEL FOR THE COMPANY,
          TO BE DELIVERED PURSUANT TO SECTION 5(a)


                                              ___________, 2005


UBS Securities LLC
299 Park Avenue
New York, NY 10171


                      AMR Corporation

Ladies and Gentlemen:

   We have acted as special counsel to AMR Corporation, a Delaware corporation (the "Company"), in connection with (a) the issuance and sale today by the Company of _______ shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company to you pursuant to the Underwriting Agreement, dated _______, 2005 (the "Under-writing Agreement"), among the Company and you; (b) the preparation and filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), of the Registration Statements on Form S-3 (Registration Nos. 333-110760 and 333-110760-01)
relating to certain securities of the Company (together, the "Registration Statement") and the Prospectus Supplement, dated _________ 2005, relating to the Shares (the "Pro-spectus Supplement" and, together with the base prospectus included in the Registration Statement as of the effective date thereof, the "Prospectus"); and (c) the preparation of the Underwriting Agreement. We are delivering this letter to you pursuant to Section 5(a) of the Underwriting Agreement.

   In connection with this opinion, we have examined the Underwriting Agreement, the Registration Statement and the Prospectus, and originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us, the representations and warranties of the parties to the Underwriting Agreement that are con-tained in or made pursuant to the Underwriting Agreement, and certificates and other statements or information of or from public officials and officers and representatives of the Company and others (including, without limitation, the Underwriter). We have assumed performance of and compliance with the covenants and agreements contained in the Underwriting Agreement by the parties thereto.

   Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

   1. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

   2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.


   3. The Shares have been duly authorized by the Company and, when issued by the Company and delivered against payment therefor in accordance with the Under-writing Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not, under the certificate of incorporation or by-laws of the Company, sub-ject to preemptive rights of any stockholder of the Company.

   4. The statements set forth in the Prospectus under the caption "Description of Capital Stock of AMR Corporation -
Common Stock," insofar as such statements purport to summarize certain terms of the Common Stock, fairly summarize such terms in all material respects.

   5. The execution, delivery and performance by the Company of the Underwriting Agreement did not, and the issuance and sale today by the Company of the Shares to the Underwriter will not, (i) violate the certificate of incorporation or by-laws of the Company or (ii) to our knowledge, violate any existing United States Federal or New York State statute applicable to the Company or any rule or regulation known to us of any United States Federal or New York governmental agency or body having jurisdiction over the Company
(provided that we express no opinion as to any applicable securities laws, statutes, rules or regulations, except as stated in the following paragraph 7.)

   6. No authorization, approval, consent, order or license of, or filing or registration with, any United States Federal or New York governmental agency or body known to us to have jurisdiction over the Company is required to be obtained by the Company on or prior to the date hereof for the execution, delivery and performance by the Company of the Underwriting Agreement or the issuance and sale today by the Company of the Shares to the Underwriter pursuant to the Underwriting Agreement, except (a) as disclosed in the Prospectus or as have been obtained or made or (b) as may be required under or pursuant to applicable securities laws, statutes, rules or regulations (as to which we express no opinion except as stated in the following paragraph 7).

   7. The Registration Statement has become effective under the 1933 Act.

   8. The statements in the Prospectus Supplement under the caption "Certain United States Federal Income Tax
Consequences for Non-U.S. Holders", insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects.

   The opinions set forth above are subject to the following additional qualifications and as-sumptions:

       (a) The opinions expressed above are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect.

       (b) For purposes of the opinions set forth above, we have considered, and express an opinion with respect to, only those laws, statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement, and in particular we do not express any opinion concerning aviation laws (including without limitation Title 49 of the U.S.
Code), or other laws, statutes, rules or regulations applicable to the particular nature of the business conducted by the Company.

       (c) Our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, any state securities or "blue sky" laws, statutes, rules or regulations.

       (d) In rendering the opinion set forth in paragraph 7 above concerning the effectiveness of the Registration Statement, we have relied exclusively on the telephone advice of the Staff of the SEC.

              *        *        *        *        *

   We have not ourselves checked the accuracy or completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph 4 above. In the course of our review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to our attention which have caused us to believe (A) that the Registration Statement (except for the financial statements, the related notes and schedules, and other financial or statistical information included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements, the related notes and schedules, and other financial or statistical information included or incorporated by reference therein or omitted therefrom, as to which we express no belief), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           *        *        *        *        *

   We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions and beliefs expressed herein after the date hereof. The opinions and beliefs expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent.

                                Very truly yours,